Exhibit 99.1

InfuSystem Holdings, Inc.
3851 W. Hamlin Road Rochester Hills, MI 48309 248-291-1210

FOR IMMEDIATE RELEASE

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum
Lytham Partners, LLC
602-889-9700

InfuSystem to Report Fourth Quarter and Full-Year 2019 Financial Results on Thursday, March 19, 2020

Investor Conference Call to be held 9:00 a.m. Eastern Time

Rochester Hills, Michigan, March 12, 2020 – InfuSystem Holdings, Inc. (NYSE American: INFU), (“InfuSystem” or the “Company”), a leading national health care service provider, facilitating outpatient care for durable medical equipment (“DME”) manufacturers and health care providers, today announced that it will issue fourth quarter and full-year 2019 financial results on Thursday, March 19, 2020, before the market opens.

The Company will also conduct a conference call for all interested investors on Thursday, March 19, 2020, at 9:00 a.m. Eastern Time to discuss its financial results.

To participate in this call, please dial (833) 366-1127 or (412) 902-6773, or listen via a live webcast, which is available in the investors section of the Company’s website at https://ir.infusystem.com/. A replay of the call will be available by visiting https://ir.infusystem.com/ for the next 90 days or by calling (877) 344-7529 or (412) 317-0088, confirmation code 10139545, through March 26, 2020.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related DME support services to hospitals, clinics and other alternate site healthcare providers. Headquartered in Rochester Hills, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Massachusetts and Ontario, Canada. The Company’s stock is traded on the NYSE American under the symbol INFU.

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